UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

 (801) 772-0438
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 4, 2010, Acquired Sales Corp. (“Acquired Sales”) entered into a letter of intent with Cogility Software Corporation (“Cogility”) wherein Acquired Sales, through a to be formed wholly-owned subsidiary, is to acquire Cogility in a stock-for-stock merger. Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements (www.cogility.com).

The closing of the transaction is subject to a number of conditions, including the completion of a 1-for-20 reverse split of Acquired Sales' common stock, completion of mutually acceptable due diligence, delivery of audited financial statements, execution of definitive merger documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

Exhibit 10.1.	Letter of Intent dated November 4, 2010 by and among Acquired Sales
Corp. and Cogility Software Corporation.

Exhibit 99.1.	Press Release dated November 4, 2010

SIGNATURES

Signatures Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

Date: November 4, 2010	By:	/s/Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer
and member of the board